As filed with the Securities and Exchange Commission on January 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Veea Inc.

(Exact name of registrant as specified in charter)

Delaware	98-1577353
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

164 E. 83rd Street New York, NY	10028
(Address of Principal Executive Offices)	(Zip Code)

2024 Incentive Equity Plan
(Full Title of the Plan)

Allen Salmasi, Chief Executive Officer
164 E. 83rd Street

New York, NY 10028

(Name and Address of Agent For Service)

(212) 535-6050

Telephone Number, Including Area Code of Agent For Service.

Copies to:

Jonathan Deblinger, Esq.
Ellenoff Grossman & Schole LLP
1345 6th Ave
New York, NY 10105
Tel: (212) 370-1300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Veea Inc. (the “Company” or the “Registrant”) to register an additional 5,512,227 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), of that may be issued to participants pursuant to the 2024 Incentive Equity Plan (the “Plan”), adopted by the Company’s Board of Directors and approved by the Company’s stockholders in June 2024.

On January 10, 2025, the Company filed a registration statement on Form S-8 (Registration No. 333-284223) (the “2025 Registration Statement”) to register 5,107,744 shares of Common Stock reserved for issuance under the Plan.

On December 30, 2025, stockholders of the Company approved an amendment to the Plan. The stockholders’ approval of the amendment to the Plan increased the number of shares of Common Stock available for issuance under the Plan by 4,000,000 shares.

On January 1, 2026, as a result of an automatic increase in the number of shares of Common Stock available for issuance under the Plan, pursuant to the provisions of the Plan, an additional 1,512,227 shares of Common Stock became available for issuance under the Plan.

This Registration Statement is being filed to register the additional 5,512,227 shares of Common Stock that became available for issuance under the Plan pursuant to the stockholder approval on December 30, 2025 and the automatic increase under the Plan on January 1, 2026.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant does not need to file these documents with the Securities and Exchange Commission (the “Commission”) either as a part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on April 15, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 21, 2025, for the quarter ended June 30, 2025, as filed with the SEC on August 19, 2025 and for the quarter ended September 30, 2025, as filed with the SEC on November 14, 2025; and

●	Current Reports on Form 8-K filed on each of May 19, 2025, July 17, 2025, August 7, 2025, August 15, 2025, October, 2, 2025, January 6, 2026, January 8, 2026 and January 20, 2026.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement (except for any portions of the Registrant’s current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	2024 Incentive Equity Plan	8-K	10.14	September 24, 2024
10.2*	Amendment No. 1 to the 2024 Incentive Equity Plan
23.1*	Consent of PKF O’Connor Davies, LLP, independent registered public accounting firm.
23.3*	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
99.1	Form of Restricted Stock Unit Agreement	S-8	99.1	January 10, 2025
99.2	Form of Stock Option Agreement	S-8	99.2	January 10, 2025
107*	Filing Fee

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 29th day of January, 2026.

Veea Inc.

By:	/s/ Allen Salmasi
Name:	Allen Salmasi
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Allen Salmasi and Randal V. Stephenson, each acting alone, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Position	Date

/s/ Allen Salmasi	Chief Executive Officer, Director	January 29, 2026
Allen Salmasi	(Principal Executive Officer)

/s/ Randal V. Stephenson	Chief Financial Officer	January 29, 2026
Randal V. Stephenson	(Principal Financial Officer)

/s/ Douglas Maine	Director	January 29, 2026
Douglas Maine

/s/ Helder Antunes	Director	January 29, 2026
Helder Antunes

/s/ Michael Salmasi	Director	January 29, 2026
Michael Salmasi

/s/ Kanishka Roy	Director	January 29, 2026
Kanishka Roy

/s/ Gary Cohen	Director	January 29, 2026
Gary Cohen

/s/ Alan Black	Director	January 29, 2026
Alan Black

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